SmileDirectClub Reports Second Quarter 2021 Financial Results

NASHVILLE, Tenn., August 9, 2021 -- SmileDirectClub, Inc. (Nasdaq: SDC), the next generation oral care company with the first medtech platform for teeth straightening, today announced its financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Financial Highlights

•Total revenue of $174 million, an improvement of 62.7% over the prior year period.
•Net loss of $(55) million, an improvement of 41.6% over the prior year period.
•Adjusted EBITDA of $(22) million, a decrease of $2 million over the prior year period.
•Diluted EPS of $(0.14), a 44.0% improvement over the prior year period.

Key Operating Metrics

•Unique aligner shipments of 90,006.
•Average aligner gross sales price (“ASP”) of $1,885 for the second quarter of 2021, compared to $1,817 for the second quarter of 2020.

“We have a singular focus on maximizing our global opportunity and extending our leading telehealth platform for orthodontia through a persistent emphasis on customer experience, improving consumer perception around credibility, driving positive sentiment with our Challenger campaign, and investing in innovation,” said David Katzman, Chief Executive Officer and Chairman of SmileDirectClub.

SmileDirectClub Chief Financial Officer Kyle Wailes added, “The short-term headwinds from residual impacts of the April cyber-attack, the lasting economic effects from COVID on our target demographic and the slower scaling of some of our new international markets due to COVID prevented us from achieving our anticipated second quarter results. Our planned overinvestment in marketing to relaunch in Germany and Spain later this year, combined with continued execution on expanding customer acquisition channels, in particular the professional channel, should help us drive controlled and profitable growth consistent with our long-term targets.”

Business Outlook

While there continue to be short-term headwinds associated with macroeconomic factors and impacts associated with the cyber-attack, SmileDirectClub’s long-term revenue growth targets as well as the opportunity to leverage its vertically integrated platform and unique, difficult-to-replicate assets remain unchanged. The focus continues to be to provide the best Club Member experience, and to drive controlled and profitable growth. SmileDirectClub remains the low-cost provider, with brand presence, no pricing pressure, and no real competitor that provides an end-to-end vertically integrated platform for the consumer.

As consumers are considering straightening their teeth, they do three things as part of their research on which provider they should choose: one, they search online, two, they ask their dentist, and three, they ask a friend or family member. The Company continues to make significant investments across these three areas to organically become the leader in teeth straightening. Online, it is making significant investments in brand credibility, driven by the Challenger campaign, which drives home its compelling value proposition, and evidenced by its consumer sentiment and brand credibility, is working. With dentists, the partner network is off to a good start, and the Company will be making significant investments in the channel in the coming quarters. And lastly, on friends and family, our customer experience continues to improve, and we expect that to pay off in higher referrals in the coming quarters.

In addition to these investments in influencing consumer decision making, the Company will continue to make strategic investments in international growth and in penetrating new demographics to drive controlled growth, while also executing against its profitability goals. Lastly, favorable industry dynamics continue to increase with broader acceptance of telehealth and specifically tele-dentistry, minimal penetration against the total addressable market, a number of recent regulatory wins that should help remove barriers to access to care, and clear aligners gaining share in the overall industry.

Full Year 2021 Guidance

For the year ended December 31, 2021, the Company expects total revenue to be in the range of $750 million to $800 million. While macroeconomic trends persisted into July 2021 from a demand perspective, the Company notes that its business can be highly variable on a month-to-month or quarter-to-quarter basis. For example, March 2021 was one of the best months SmileDirectClub has had for gross orders, which the Company believes was correlated with the timing of stimulus payments, along with other factors.

The assumptions underlying the $750 million revenue estimate include:

•Expectations for a higher Q4 than Q3, driven by typical seasonality experienced in Q4, along with a small ramp in Germany and Spain.
•A continuation of the macroeconomic headwind that was evident in the latter half of Q2 into Q3.

The assumptions underlying the $800 million revenue estimate include (Note that this does not assume all of these occur, but that there is some combination of the factors below):

•As noted above, expectations for a higher Q4 than Q3, driven by typical seasonality experienced in Q4.
•Return of normal consumer spending patterns for the Company’s target demographic (return to a normal macroeconomic environment).
•Success with its Challenger Campaign – which officially launched in July 2021 with the Company’s TV spots.
•Success with reallocating marketing dollars from Facebook to TV.
•Success in Germany and/or Spain as the Company relaunches those markets with enhanced marketing spend in the second half of this year.
•Greater Partner Network adoption. The Company has a professional network of dental partners with 1,800 locations and 500 of them are already active or pending training. SmileDirectClub plans to invest significantly in the Partner Network in the second half of this year.

The full year 2021 margin outlook is based on the following:

•On COGS, SmileDirectClub is making good progress on manufacturing automation, with its second-generation machines producing approximately 85% of all aligner orders and plans to manufacture approximately 90% of all orders on the Gen2 line by the end of Q3. Streamlining the cost profile through operational efficiencies will improve the Company’s margin profile and will provide a consistently superior customer experience that upholds the brand promise.
•Gross margin (as a percentage of total revenues) in the mid-70% range through the second half of 2021.
•Sales & marketing (as a percentage of total revenues) in the range of 50% to 55% through the second half of 2021. The SmileShops function primarily as fulfillment centers instead of sources of demand generation. As of quarter end, the Company had 135 permanent shops open, and held 153 pop-up events over the course of the quarter for a total of 288 location sites. SmileDirectClub continues to see its shops performing well with higher utilization, a key part of meeting the Company’s long-term financial targets. The strategy of temporary pop-up locations has been successful, allowing SmileDirectClub to fulfill demand without the addition of fixed locations and associated costs. Additionally, marketing and selling expenses in the quarter reflect significant investment in brand building to support long-term growth in international markets. Revenue from rest of world markets (defined as markets outside the U.S. and Canada, “ROW”) came in at approximately 16.4% of total revenue for Q2, which was impacted by the slower scaling of some the Company’s larger markets due to lingering effects from COVID. SmileDirectClub intends to overinvest in international markets during the second half of 2021, which will include relaunching in Germany and Spain, and into 2022. This level of investment will temporarily place the Company above its long-term target range. SmileDirectClub is focused on investment overseas, where 75% of the total market opportunity lies and where the competitive landscape is highly fragmented.
•General and administrative expenses (expressed in dollars) are expected to slightly grow seasonally to support growth in the second half of 2021 and in preparation for Q1 2022 growth.
•On liquidity, SmileDirectClub retains approximately $377 million of cash on the balance sheet, providing ample liquidity to support its growth initiatives, while also investing in R&D and innovation.

Conference Call Information

SmileDirectClub Second Quarter 2021 Conference Call Details

Date:	August 9, 2021
Time:	4:30 p.m. ET (1:30 p.m. PT)
Dial-In:	1-877-407-9208 (domestic) or 1-201-493-6784 (international)
Webcast:	Visit “Events and Presentations” section of the company’s IR page at http://investors.smiledirectclub.com or a direct link to the webcast.

A replay of the call may be accessed from 7:30 p.m. ET on Monday, August 9, 2021 until 11:59 pm ET on Monday, August 23, 2021 by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay PIN: 13721598. A copy of the 2021 second quarter results supplemental earnings presentation and an archived version of the call, when completed, will also be available on the Investor Relations section of SmileDirectClub’s website at investors.smiledirectclub.com.

Forward-Looking Statements

This earnings release contains forward-looking statements. All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements generally relate to future events and include, without limitation, projections, forecasts and estimates about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans, and objectives. Some of these statements may include words such as “expects,” “anticipates,” “believes,” “estimates,” “targets,” “plans,” “potential,” “intends,” “projects,” and “indicates.”

Although they reflect our current, good faith expectations, these forward-looking statements are not a guarantee of future performance, and involve a number of risks, uncertainties, estimates, and assumptions, which are difficult to predict. Some of the factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not necessarily limited to: the ongoing assessment of the cyber incident, material legal, financial and reputational risks resulting from such incident and the related operational disruptions; the duration and magnitude of the COVID-19 pandemic and related containment measures; our management of growth; the execution of our business strategies, implementation of new initiatives, and improved efficiency; our sales and marketing efforts; our manufacturing capacity, performance, and cost; our ability to obtain future regulatory approvals; our financial estimates and needs for additional financing; consumer acceptance of and competition for our clear aligners; our relationships with retail partners and insurance carriers; our R&D, commercialization, and other activities and expenditures; the methodologies, models, assumptions, and estimates we use to prepare our financial statements, make business decisions, and manage risks; laws and regulations governing remote healthcare and the practice of dentistry; our relationships with vendors; the security of our operating systems and infrastructure; our risk management framework; our cash and capital needs; our intellectual property position; our exposure to claims and legal proceedings; and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

New risks and uncertainties arise over time, and it is not possible for us to predict all such factors or how they may affect us. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We are under no duty to update any of these forward-looking statements after the date of this earnings release to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this earnings release.

About SmileDirectClub

SmileDirectClub, Inc. (Nasdaq: SDC) (“SmileDirectClub”) is an oral care company and creator of the first medtech platform for teeth straightening. Through its cutting-edge telehealth technology and vertically integrated model, SmileDirectClub is revolutionizing the oral care industry, offering consumers the ability to get clinically safe and effective treatment but without the 3x markup. SmileDirectClub’s mission is to democratize access to a smile each and every person loves by making it affordable and convenient for everyone. SmileDirectClub is headquartered in Nashville, Tennessee and operates in the U.S., Canada, Australia, New Zealand, United Kingdom, Ireland, Germany, Austria, Hong Kong, Singapore, Spain and Mexico. For more information, please visit SmileDirectClub.com.

Investor Relations:
Tripp Sullivan
SCR Partners, LLC
investorrelations@smiledirectclub.com

Media Relations:
Kim Atkinson
Vice President, Communications
press@smiledirectclub.com

SmileDirectClub, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2021	2020
ASSETS
Cash	$376,648	$316,724
Accounts receivable	214,316	221,973
Inventories	32,948	29,247
Prepaid and other current assets	18,092	12,832
Total current assets	642,004	580,776
Accounts receivable, non-current	75,286	71,355
Property, plant and equipment, net	199,944	189,995
Operating lease right-of-use asset	30,378	31,176
Other assets	12,772	11,487
Total assets	$960,384	$884,789
LIABILITIES AND EQUITY
Accounts payable	$22,638	$36,848
Accrued liabilities	98,788	100,589
Deferred revenue	24,575	26,619
Current portion of long-term debt	10,681	15,664
Other current liabilities	6,814	6,821
Total current liabilities	163,496	186,541
Long-term debt, net of current portion	733,414	392,939
Operating lease liabilities, net of current portion	26,584	27,771
Other long-term liabilities	2,814	43,400
Total liabilities	926,308	650,651
Commitment and contingencies
Equity
Class A common stock, par value $0.0001 and 118,672,409 shares issued and outstanding at June 30, 2021 and 115,429,319 shares issued and outstanding at December 31, 2020	12	11
Class B common stock, par value $0.0001 and 269,243,501 shares issued and outstanding at June 30, 2021 and 270,908,566 shares issued and outstanding at December 31, 2020	27	27
Additional paid-in-capital	433,927	483,393
Accumulated other comprehensive loss	(128)	(102)
Accumulated deficit	(238,668)	(192,879)
Noncontrolling interest	(178,714)	(73,932)
Warrants	17,620	17,620
Total equity	34,076	234,138
Total liabilities and equity	$960,384	$884,789

SmileDirectClub, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue, net	$162,587	$94,409	$351,389	$278,337
Financing revenue	11,594	12,664	22,253	25,386
Total revenues	174,181	107,073	373,642	303,723
Cost of revenues	45,860	48,776	93,821	108,553
Gross profit	128,321	58,297	279,821	195,170
Marketing and selling expenses	95,943	34,518	193,066	176,842
General and administrative expenses	85,042	68,689	166,120	159,718
Lease abandonment and impairment of long-lived assets	—	24,633	—	24,633
Other store closure and related costs	536	4,476	1,664	4,476
Loss from operations	(53,200)	(74,019)	(81,029)	(170,499)
Interest expense	1,939	10,050	19,505	14,072
Loss on extinguishment of debt	—	13,781	47,631	13,781
Other expense (income)	130	(1,765)	1,042	3,159
Net loss before provision for income tax expense (benefit)	(55,269)	(96,085)	(149,207)	(201,511)
Provision for income tax expense (benefit)	(12)	(1,419)	1,695	555
Net loss	(55,257)	(94,666)	(150,902)	(202,066)
Net loss attributable to noncontrolling interest	(38,377)	(67,867)	(105,113)	(146,017)
Net loss attributable to SmileDirectClub, Inc.	$(16,880)	$(26,799)	$(45,789)	$(56,049)

Earnings (loss) per share of Class A common stock:
Basic	$(0.14)	$(0.25)	$(0.39)	$(0.52)
Diluted	$(0.14)	$(0.25)	$(0.39)	$(0.53)

Weighted average shares outstanding:
Basic	118,344,050	109,048,411	117,656,599	106,819,870
Diluted	387,609,677	385,133,303	387,246,120	384,492,628

SmileDirectClub, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2021	2020
Operating Activities
Net loss	$(150,902)	$(202,066)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	33,169	25,357
Deferred loan cost amortization	3,041	1,666
Equity-based compensation	27,167	27,217
Loss on extinguishment of debt	47,631	13,594
Paid in kind interest expense	3,324	1,771
Asset impairment and related charges	—	25,915
Changes in ROU asset	798	4,070
Changes in operating assets and liabilities:
Accounts receivable	3,726	33,887
Inventories	(3,701)	(10,140)
Prepaid and other current assets	(6,572)	(4,009)
Accounts payable	(11,998)	(6,001)
Accrued liabilities	(2,990)	(13,184)
Deferred revenue	(2,044)	16,084
Net cash used in operating activities	(59,351)	(85,839)
Investing Activities
Purchases of property, equipment, and intangible assets	(45,303)	(47,861)
Net cash used in investing activities	(45,303)	(47,861)
Financing Activities
IPO proceeds, net of discount and related fees	—	(1,155)
Proceeds from warrant exercise	—	922
Repurchase of Class A shares to cover employee tax withholdings	(6,260)	(4,529)
Proceeds from stock purchase plan	632	—
Repayment of HPS Credit Facility	(396,497)	—
Payment of extinguishment costs	(37,701)	—
Proceeds from HPS Credit Facility and Warrants, net	—	388,000
Borrowings of long-term debt	747,500	16,807
Payments of issuance costs	(21,179)	(11,336)
Purchase of capped call transactions	(69,518)	—
Final payment of Align arbitration	(43,400)	—
Principal payments on long-term debt	(4,609)	(180,762)
Payments of finance leases	(5,182)	(4,997)
Other	(83)	1,263
Net cash provided by financing activities	163,703	204,213
Effect of exchange rates change on cash and cash equivalents	875	—
Increase in cash	59,924	70,513
Cash at beginning of period	316,724	318,458
Cash at end of period	$376,648	$388,971

Use of Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures, including adjusted EBITDA (“Adjusted EBITDA”). We provide a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure below and in our Current Report on Form 8-K announcing our quarterly earnings results, which can be found on the SEC’s website at www.sec.gov and our website at investors.smiledirectclub.com.

We utilize certain non-GAAP financial measures, including Adjusted EBITDA, to evaluate our actual operating performance and for planning and forecasting of future periods.

We define Adjusted EBITDA as net loss, plus depreciation and amortization, interest expense, income tax expense (benefit), equity-based compensation, loss on extinguishment of debt, impairment of long-lived assets, abandonment and other related charges and certain other non-operating expenses, such as one-time store closure costs associated with our real estate repositioning strategy, severance and other labor costs, and unrealized foreign currency adjustments. We use Adjusted EBITDA when evaluating our performance when we believe that certain items are not indicative of operating performance. Adjusted EBITDA provides useful supplemental information to management regarding our operating performance, and we believe it will provide the same to members/stockholders.

We believe that Adjusted EBITDA will provide useful information to members/stockholders about our performance, financial condition, and results of operations for the following reasons: (i) Adjusted EBITDA is among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) Adjusted EBITDA is frequently used by securities analysts, investors, lenders, and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

Adjusted EBITDA does not have a definition under GAAP, and our definition of Adjusted EBITDA may not be the same as, or comparable to, similarly titled measures used by other companies. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, is set forth below.

SmileDirectClub, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)
Net loss	$(55,257)	$(94,666)	$(150,902)	$(202,066)
Depreciation and amortization	16,709	13,916	33,169	25,357
Total interest expense	1,939	10,050	19,505	14,072
Income tax expense (benefit)	(12)	(1,419)	1,695	555
Lease abandonment and impairment of long-lived assets	—	24,633	—	24,633
Other store closure and related costs	536	4,476	1,664	4,476
Loss on extinguishment of debt	—	13,781	47,631	13,781
Equity-based compensation	12,008	10,821	27,167	27,217
Other non-operating general and administrative losses (gains)	1,601	(1,880)	2,513	4,705
Adjusted EBITDA	$(22,476)	$(20,288)	$(17,558)	$(87,270)